Exhibit 99.1

RGS Energy Completes $5 Million Public Offering of Common Stock and Warrants

LOUISVILLE, CO, July 1, 2015 – RGS Energy (NASDAQ: RGSE), one of the nation’s leading rooftop installers of solar equipment, has completed the previously announced $5 million offering of units consisting of its Class A common stock and Series F common stock warrant at a price of $3.65 per unit.

Each unit consisted of one share of Class A common stock and a warrant to purchase 0.3 share of Class A common stock, as described in the Current Report on Form 8-K filed by the company on June 26, 2015. The warrants do not contain terms that would require the company to record derivative warrant liabilities that could reduce stockholders’ equity.

After placement agent fees and other estimated offering expenses, the net offering proceeds to RGS Energy totals approximately $4.4 million.

“These new funds substantially improve our financial position, and we now expect to report positive stockholders’ equity and positive working capital for the second quarter of 2015,” said RGS Energy CEO Dennis Lacey. “This improved financial position presents a more credit worthy company to customers, credit rating agencies and vendors, and should allow us to arrange better vendor purchasing terms going forward.”

The company has also completed its previously announced agreement to exchange Series A and Series C warrants for an aggregate of 1,328,004 shares of Class A common stock. The warrant exchange eliminates the majority of the company’s derivative warrant liabilities.

“By removing the majority of the outstanding derivative warrant liabilities, our financial results will no longer be subject to material volatility from non-cash charges to income for changes in the values of these derivative warrant liabilities,” added Lacey. “The new funds, the exchange of Series A and C warrants, as well as the previously announced conversion of subordinated debt to equity, were arranged to position the company to both have stockholders’ equity in excess of the minimum stockholders’ equity of $2.5 million—as required by NASDAQ as one option for meeting the continued listing standards — and to have positive working capital.”

WestPark Capital, Inc. acted as the exclusive placement agent in the offering.

This offering was conducted under a shelf registration statement on Form S-3 (File No. 333-193718), including a base prospectus previously filed and declared effective by the Securities and Exchange Commission (“SEC”). The final prospectus supplement relating to the offering was filed with the SEC on June 26, 2015 and is available on www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide RGS Energy’s current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding its future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “expect,” “will,” “may,” “should” and similar expressions as they relate to RGS Energy are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. RGS Energy’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause RGS Energy’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: whether holders of warrants sold in the offering described in this press release will exercise their warrants, RGS Energy’s actual financial results for the second quarter of 2015, RGS Energy’s ability to regain compliance with the NASDAQ stockholders’ equity continued listing requirement, RGS Energy’s ability to arrange better vendor purchasing terms or receive payment terms from equipment suppliers and third parties, and such other factors as discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2014, Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Reports on Form 10-Q and the other documents that RGS Energy has filed with the SEC.

Any forward-looking statement made in this press release is based only on information currently available to us and speaks only as of the date on which it is made. RGS Energy undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media and Investor Relations Contact for RGS Energy:

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

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